Exhibit 99.1

5995 Plaza Drive
For Immediate Release	Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Dan Yarbrough
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3540
	tyler.mason@phs.com	dan.yarbrough@phs.com

PacifiCare Health Systems Announces

1st Quarter 2005 Results

•      Q1 EPS was $0.89 per diluted share, up 25% from prior year

•      Net income totaled $86 million, up 28% from Q1 2004

•      Full-year EPS guidance raised to $3.70-$3.85

•      Commercial MLR improved by 170 basis points year-over-year

•      Total senior membership up 5% year-over-year

•      Cash flow from operations of $128 million was 1.5 times net income

CYPRESS, Calif., April 28, 2005 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the first quarter ended March 31, 2005 was $86 million, or $0.89 per diluted share. This compares with reported net income of $67 million, or $0.71 per diluted share, for the first quarter of 2004.

“We are pleased to report first quarter EPS at the high end of our guidance, even after including five million dollars in expenses, or about three cents per diluted share, related to costs incurred in anticipation of the new Medicare Part D opportunities starting in January of 2006. Today we are raising our 2005 full-year EPS guidance to a new range of $3.70 to $3.85”, said Chairman and Chief Executive Officer Howard Phanstiel. “Our year-over-year earnings improvement was driven by an increase in senior membership, the acquisition of American

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Medical Security Group, and strong growth in mail service volume at our pharmacy benefit management company, Prescription Solutions.”

Revenue and Membership

First quarter 2005 total operating revenue of $3.4 billion was 16% higher than the same quarter a year ago. Total commercial revenue rose 13%, driven by an 11% increase in fully insured and non-risk ASO membership, including the acquisition of American Medical Security Group (AMS). Senior revenue grew 15% over the first quarter of last year, primarily as the result of a Medicare Advantage premium increase of 9.6% and a 4% rise in membership.

Specialty and Other revenue grew 48% over the first quarter last year, due to increased revenue at the company’s pharmacy benefit management, behavioral health and dental and vision subsidiaries. Prescription Solutions’ membership unaffiliated with PacifiCare’s health plans increased by 128,000 year-over-year, and its revenue rose 44% as a result of higher retail service contract and mail order fulfillment revenues. Unaffiliated membership at PacifiCare Behavioral Health rose by 47%, resulting in a 40% increase in revenue, and total membership at our dental and vision companies grew 44% as a result of the AMS acquisition and strong organic sales.

Health Care Costs

The private sector commercial medical loss ratio (MLR) in the first quarter improved 170 basis points from the prior year, to 81.9%, driven by the acquisition of AMS.

The government sector senior MLR was up 30 basis points year-over-year, to 86.9%, primarily as the result of benefit increases intended to grow Medicare Advantage membership. The first quarter MLR was below the 2005 full-year guidance of 87.5% to 88.5% previously issued by the company.

The consolidated MLR of 84.3% was 80 basis points lower than the first quarter of the prior year.

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Selling, General & Administrative Expenses

The SG&A expense ratio of 13.2% in the first quarter of 2005 was 70 basis points higher than the first quarter of 2004, primarily as a result of changes in business mix related to the acquired AMS business.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled approximately $1.2 billion at March 31, 2005, which was an increase of approximately $10 million from the prior quarter. The IBNR component of MCBP increased by approximately $12 million sequentially.

Days claims payable for the first quarter compared to the prior quarter decreased slightly to 38.2 days from 38.3 days. However, after excluding the non-risk, capitated portion of the company’s business, as well as other non-claim related liabilities, days claims payable decreased by nine-tenths of one day, to 69.6 days.

Cash flow from operations in the first quarter of 2005 was $128.2 million, or 1.5 times net income.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, April 28, 2005 at 2:00 PM Pacific time, 5:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (877) 601-3546, password “PacifiCare”. A replay of the call will be available through May 19, 2005 at (866) 403-8762. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to any non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include,

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but are not limited to the company’s expectations regarding the Medicare program, and earnings for the full-year 2005. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected Medicare or commercial membership, or revenue or earnings targets, as a result of premiums or benefit adjustments; inability to execute cost control strategies, including medical management programs; actual medical claims differing from current estimates; inability to maintain required capital levels at the company’s regulated subsidiaries; inability to maintain profitability and growth at the company’s specialty businesses; provider contractual or financial problems or bankruptcy; unexpected increases in competition; new regulations or laws relating to capitation; Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters; and the inability to comply with existing bank covenants. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with more than 3 million health plan members and approximately 11 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Currently, more than 99 percent of PacifiCare’s commercial health plan members are enrolled in plans that have received Excellent Accreditation by the National Committee for Quality Assurance (NCQA). PacifiCare’s specialty operations include behavioral health, dental and vision, and complete pharmacy benefit management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

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PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2005	2004
Revenue:
Commercial	$1,566,332	$1,386,318
Senior	1,619,705	1,410,113
Specialty and other	221,694	149,847
Net investment income	27,892	17,845

Total operating revenue	3,435,623	2,964,123
Expenses:
Health care services and other:
Commercial	1,288,400	1,168,563
Senior	1,408,941	1,224,961
Specialty and other	132,332	81,072

Total health care services and other	2,829,673	2,474,596

Selling, general and administrative expenses	449,131	369,052

Operating income	156,819	120,475
Interest expense, net	(16,777)	(10,817)

Income before income taxes	140,042	109,658
Provision for income taxes	54,336	42,657

Net income	$85,706	$67,001

Weighted average common shares outstanding used to calculate basic earnings per share	85,888	84,271

Basic earnings per share	$1.00	$0.80

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share	97,074	95,463

Diluted earnings per share	$0.89	$0.71

OPERATING STATISTICS
Medical loss ratio:
Consolidated	84.3%	85.1%
Private - Commercial	81.9%	83.6%
Private - Senior	82.9%	83.1%
Private - Consolidated	81.9%	83.6%
Government - Senior	86.9%	86.6%
Government - Consolidated	86.9%	86.6%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	13.2%	12.5%
Operating income as a percentage of operating revenue	4.6%	4.1%
Effective tax rate	38.8%	38.9%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2005	2004 (1)
Operating activities:
Net income	$85,706	$67,001
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,133	12,016
Tax benefit realized for stock option exercises	12,273	9,811
Deferred income taxes	11,066	2,215
Stock-based compensation expense	7,064	9,452
Amortization of intangible assets	5,581	4,946
Amortization of notes receivable from sale of fixed assets	(1,296)	(1,360)
Recovery of doubtful accounts	(1,293)	(1,220)
Amortization of capitalized loan fees	1,034	1,077
Loss on disposal of property, plant and equipment and other	309	205
Amortization of discount on 10 3/4% senior notes	71	71
Changes in assets and liabilities:
Receivables, net	(13,972)	(47,373)
Prepaid expenses and other assets	(4,216)	(12,615)
Medical claims and benefits payable	9,900	77,000
Accounts payable and accrued liabilities:
Accrued taxes	17,838	32,240
Other changes in accounts payable and accrued liabilities	(22,586)	10,285
Unearned premium revenue	5,572	(381,782)

Net cash flows provided by (used in) operating activities	128,184	(218,031)

Investing activities:
Purchase of marketable securities, net	(99,683)	(58,689)
Purchase of property, plant and equipment	(15,003)	(14,241)
Acquisitions net of cash acquired	(7,357)	—
Sale (purchase) of marketable securities - restricted	(532)	29,190

Net cash flows used in investing activities	(122,575)	(43,740)

Financing activities:
Purchase and retirement of common stock	(12,671)	(2,512)
Proceeds from issuance of common stock	10,692	21,246
Principal payments on long-term debt	(8,713)	(491)
Payments on software financing agreements	(1,356)	(2,605)

Net cash flows provided by (used in) financing activities	(12,048)	15,638

Net decrease in cash and equivalents	(6,439)	(246,133)
Beginning cash and equivalents	824,104	1,198,422

Ending cash and equivalents	$817,665	$952,289

(1)	Presentation changes have been made to March 31, 2004 to conform to the 2005 presentation.

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

(In thousands)	March 31, 2005	December 31, 2004	March 31, 2004
Assets:
Cash, equivalents and marketable securities	$2,824,839	$2,760,869	$2,380,435
Receivables, net	333,923	317,362	315,896
Property, plant and equipment, net	226,155	226,594	151,427
Goodwill and intangible assets, net	1,496,516	1,505,799	1,199,266
Other assets	410,623	416,293	420,340

Total assets	$5,292,056	$5,226,917	$4,467,364

Liabilities and stockholders’ equity:
Total medical claims and benefits payable	$1,202,300	$1,192,400	$1,104,500
Current portion of long-term debt	36,349	37,534	6,232
Long-term debt	1,042,707	1,051,520	610,939
Other liabilities	734,611	757,025	778,288
Total stockholders’ equity	2,276,089	2,188,438	1,967,405

Total liabilities and stockholders’ equity	$5,292,056	$5,226,917	$4,467,364

MEMBERSHIP DATA

	March 31, 2005	December 31, 2004	March 31, 2004
Commercial:
HMO	1,780,600	1,927,900	1,973,100
PPO	595,500	582,500	240,000
Employer self-funded	105,700	82,600	26,900

	2,481,800	2,593,000	2,240,000

Senior:
Medicare Advantage	716,100	704,700	689,000
Medicare Supplement	38,100	36,200	30,400
CMS Disease Management	3,700	2,500	—

	757,900	743,400	719,400

Total Membership	3,239,700	3,336,400	2,959,400

Pharmacy benefit management (A)	5,486,000	5,588,700	5,385,300
Behavioral health (B)	4,602,800	3,813,600	3,789,600
Dental and vision (B)	1,165,500	1,040,500	807,800

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Membership Information

(Unaudited)

	March 31, 2005			December 31, 2004			March 31, 2004
(In thousands)	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL
Managed Care Membership (1)
Arizona	174.0	107.8	281.8	167.7	102.9	270.6	162.5	92.0	254.5
California	1,475.9	360.7	1,836.6	1,503.3	357.8	1,861.1	1,477.1	357.5	1,834.6
Colorado	222.2	52.3	274.5	250.3	52.1	302.4	247.6	52.2	299.8
Florida	29.5	—	29.5	30.4	—	30.4	—	—	—
Guam	26.5	—	26.5	27.1	—	27.1	27.1	—	27.1
Illinois	36.0	—	36.0	36.9	—	36.9	—	—	—
Michigan	44.1	—	44.1	43.8	—	43.8	—	—	—
Nevada	44.8	25.9	70.7	40.9	25.7	66.6	34.6	25.2	59.8
Oklahoma	65.8	15.1	80.9	101.7	15.5	117.2	83.4	15.8	99.2
Oregon	55.3	22.9	78.2	57.4	22.7	80.1	58.2	23.4	81.6
Texas	108.5	89.0	197.5	119.2	84.3	203.5	86.2	74.7	160.9
Washington	62.1	42.4	104.5	75.8	43.7	119.5	63.3	48.2	111.5
Other states	137.1	—	137.1	138.5	—	138.5	—	—	—

Total Managed Care Membership	2,481.8	716.1	3,197.9	2,593.0	704.7	3,297.7	2,240.0	689.0	2,929.0

Total Membership
Commercial
HMO			1,780.6			1,927.9			1,973.1
PPO			595.5			582.5			240.0
Employer self-funded			105.7			82.6			26.9

Total Commercial			2,481.8			2,593.0			2,240.0

Senior
Medicare Advantage			716.1			704.7			689.0
Medicare Supplement			38.1			36.2			30.4
CMS Disease Management			3.7			2.5			—

Total Senior			757.9			743.4			719.4

Total Membership			3,239.7			3,336.4			2,959.4

	March 31, 2005			December 31, 2004			March 31, 2004
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership
Pharmacy benefit management (2)	2,932.0	2,554.0	5,486.0	3,024.3	2,564.4	5,588.7	2,959.4	2,425.9	5,385.3
Behavioral health (3)	1,970.3	2,632.5	4,602.8	2,083.9	1,729.7	3,813.6	2,000.7	1,788.9	3,789.6
Dental and vision (3)	736.7	428.8	1,165.5	601.2	439.3	1,040.5	581.8	226.0	807.8

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.

(2)	Pharmacy benefit management PacifiCare membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(3)	Behavioral health, dental and vision PacifiCare membership represents members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Percent of Health Care Services and Other Expenses

Capitated vs. Other Expenses

(Unaudited)

	Three Months Ended March 31,
	2005				2004
(In millions)	Commercial		Senior		Commercial		Senior
Capitation expense	$384	30%	$769	55%	$398	34%	$702	57%
All other health care services and other expenses	904	70%	640	45%	771	66%	523	43%

Total health care services and other expenses	$1,288	100%	$1,409	100%	$1,169	100%	$1,225	100%

PacifiCare Health Systems, Inc.

Changes in Medical Claims and Benefits Payable

(Unaudited)

(In thousands)
Balance December 31, 2004	$1,192,400
IBNR health care increases	11,700	Increase in IBNR due to overall increase in contracted rates offset by a decrease in overall risk membership, as well as payment of run-out claims on our non-renewed HMO business
Provider capitation	12,000	Increase due primarily to capitation impact of CMS risk adjustment factor revenue receivables
Legal accruals	(16,900)	Decrease primarily due to legal settlement payments during Q1 2005
All other changes	3,100

Balance March 31, 2005	$1,202,300

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

			Three Months Ended
			3/31/2004	6/30/2004	9/30/2004	12/31/2004 (4)	3/31/2005
Commercial		Days in the period	91	91	92	92	90
A	MCBP ($000s) at end of period		$714,442	$691,109	$680,842	$679,615	$782,200
B	Total HMO and PPO commercial members (000s) at end of period		2,213	2,242	2,228	2,239	2,376
C=A/B	MCBP per member at end of period		$322.84	$308.26	$305.58	$303.54	$329.21
D=A/(Health care costs/Days in quarter)	Days claims payable		52.0	48.7	48.4	47.8	49.6
E	IBNR ($000s) (3)		$535,414	$548,959	$553,904	$562,669	$634,148
F	Claims expense per day ($000s) (3)		$7,176	$7,327	$7,352	$7,533	$8,509
G=E/B	IBNR per member at end of period		$241.94	$244.85	$248.61	$251.30	$266.90
H=E/F	IBNR days claims payable		74.6	74.9	75.3	74.7	74.5
I	Days to turn claims (1), (2)		62.4	63.5	61.5	62.4	62.4
J = H/I	IBNR days claims payable/days to turn claims ratio		1.20	1.18	1.23	1.20	1.19

Senior
A	MCBP ($000s) at end of period		$390,058	$389,591	$385,758	$394,831	$420,100
B	Total Medicare Advantage and Medicare Supplement members (000s) at end of period		719	722	728	741	754
C=A/B	MCBP per member at end of period		$542.50	$539.60	$529.89	$532.84	$557.16
D=A/(Health care costs/Days in quarter)	Days claims payable		29.0	28.4	28.2	28.4	26.8
E	IBNR ($000s) (3)		$298,866	$303,222	$291,238	$310,250	$333,204
F	Claims expense per day ($000s) (3)		$4,823	$4,847	$4,573	$4,845	$5,396
G=E/B	IBNR per member at end of period		$415.67	$419.98	$400.05	$418.69	$441.92
H=E/F	IBNR days claims payable		62.0	62.6	63.7	64.0	61.8
I	Days to turn claims (1), (2)		47.0	47.1	44.9	47.4	47.4
J = H/I	IBNR days claims payable/days to turn claims ratio		1.32	1.33	1.42	1.35	1.30

Consolidated
A	MCBP ($000s) at end of period		$1,104,500	$1,080,700	$1,066,600	$1,074,446	$1,202,300
B	Total members (000s) at end of period		2,932	2,964	2,956	2,980	3,130
C=A/B	MCBP per member at end of period		$376.71	$364.61	$360.83	$360.55	$384.12
D=A/(Health care costs/Days in quarter)	Days claims payable		40.6	38.7	38.5	38.3	38.2
E	IBNR ($000s) (3)		$834,280	$852,181	$845,142	$872,919	$967,352
F	Claims expense per day ($000s) (3)		$11,999	$12,174	$11,925	$12,378	$13,905
G=E/B	IBNR per member at end of period		$284.54	$287.51	$285.91	$292.93	$309.06
H=E/F	IBNR days claims payable		69.5	70.0	70.9	70.5	69.6
I	Days to turn claims (1), (2)		55.8	56.6	54.7	56.7	56.7
J = H/I	IBNR days claims payable/days to turn claims ratio		1.25	1.24	1.30	1.24	1.23
K	Days receipts on hand (3)		5.4	6.0	5.3	5.8	6.2

Note 1 - Excludes pharmacy and third party administered claims. These excluded claims do not materially impact the calculations.

Note 2 - March 31, 2005 days to turn claims assumes no further improvement in speed.

Note 3 - Excludes pharmacy claims.

Note 4 - Excludes the impact of 19 days of AMS operations.

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

	Q1 2005 compared to Q1 2004
Analysis	Commercial	Senior	Consolidated
Days to turn claims - March 31, 2005	62.4	47.4	56.7
Days to turn claims - March 31, 2004	62.4	47.0	55.8

Increase (decrease) in days to turn claims from March 31, 2004 to March 31, 2005	—	0.4	0.9
Q1 2004 claims expense per day ($000s)	$7,176	$4,823	$11,999

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$—	$1,929	$10,799
Total members at March 31, 2004 (000s)	2,213	719	2,932
IBNR increase (decrease) per member from improved speed of claims payments	$—	$2.68	$3.68
MCBP per member at March 31, 2004	322.84	542.50	376.71

Expected MCBP per member Q1 2004 assuming improved speed of claims payments	$322.84	$545.18	$380.39

MCBP per member at March 31, 2005	$329.21	$557.16	$384.12

MCBP per member increase (decrease) over first quarter of prior year	2.0%	2.2%	1.0%

Compares To:
Health care cost per member - Three months ended March 31, 2004 (1)	$160.65	$537.46	$253.78
Health care cost per member - Three months ended March 31, 2005 (1)	$167.95	$575.18	$265.86
Health care cost increase per member over first quarter of prior year	4.5%	7.0%	4.8%

Note 1 - Excludes pharmacy claims.

PacifiCare Health Systems, Inc.

Medical Loss Ratio Information

(Unaudited)

	COMMERCIAL			SENIOR			TOTAL
(amounts in millions)	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR
Year Ended March 31, 2005:
Private Sector	$1,672.7	$1,369.3	81.9%	$26.8	$22.2	82.9%	$1,699.5	$1,391.5	81.9%
Government Sector	—	—	N/A	1,597.8	1,388.2	86.9%	1,597.8	1,388.2	86.9%

Consolidated	$1,672.7	$1,369.3	81.9%	$1,624.6	$1,410.4	86.8%	$3,297.3	$2,779.7	84.3%

Year Ended March 31, 2004:
Private Sector	$1,461.9	$1,222.7	83.6%	$23.6	$19.6	83.1%	$1,485.5	$1,242.3	83.6%
Government Sector	—	—	N/A	1,389.5	1,203.6	86.6%	1,389.5	1,203.6	86.6%

Consolidated	$1,461.9	$1,222.7	83.6%	$1,413.1	$1,223.2	86.6%	$2,875.0	$2,445.9	85.1%

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of income:

	Three Months Ended March 31,
(In millions)	2005	2004
Private - Commercial:
Commercial revenue	$1,566.3	$1,386.3
Net effect of specialty premiums, administrative service fee revenue and eliminations	106.4	75.6

Consolidated private - commercial premiums	$1,672.7	$1,461.9

Commercial health care services and other expenses	$1,288.4	$1,168.6
Net effect of specialty health care services and other expenses and eliminations	80.9	54.1

Consolidated health care services expenses related to consolidated private - commercial premiums	$1,369.3	$1,222.7

Government - Senior:
Senior revenue	$1,619.7	$1,410.1
Net effect of specialty premiums, private - senior premiums, administrative service fee revenue and eliminations	(21.9)	(20.6)

Consolidated government - senior premiums	$1,597.8	$1,389.5

Senior health care services and other expenses	$1,408.9	$1,225.0
Net effect of specialty health care services and other expenses, private - senior health care services and other expenses and eliminations	(20.7)	(21.4)

Consolidated health care services expenses related to consolidated government - senior premiums	$1,388.2	$1,203.6

PacifiCare Health Systems, Inc.

Guidance Metrics

(Unaudited)

Commercial Membership Growth	5%-6%
Medicare Advantage Ending Members	743,000
Revenue Increase	17.5%-18.5%
MLRs
Consolidated	84%-85%
Private-Commercial	81%-82%
Private-Senior	73%-74%
Government-Senior	87.5%-88.5%
Gross Margins
Commercial	18%-19%
Senior	11.5%-12.5%
Specialty and Other	38%-39%
EBITDA	$750 -$775 million
Cash Flow from Operations (CFFO)	$500 -$525 million
Free Cash Flow	$320 -$335 million
SG&A Ratio	12.75%-13.25%
Depreciation/Amortization	$89 million
Capital Expenditures	$130 -$135 million
Net Income	$365 -$380 million
Average Outstanding Shares	98.8 million
EPS, Full Year*	$3.70 - $3.85
EPS, 2nd Quarter	$0.92 - $0.97
Tax Rate	38.8%

*	Includes $0.01-$0.02 related to Pacific Life operations.